Exhibit 2.2


                          REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement is made and entered into as of July __, 2004 (this "Agreement"), by and among GVI Security Solutions, Inc., a Delaware corporation (the "Company"), and each of the stockholders of the Company party to this Agreement (individually, a "Stockholder" and, collectively, the "Stockholders").

      WHEREAS, the Company has entered into a certain Agreement and Plan of Merger dated as of June __, 2004 (the "Merger Agreement") by and among the Company, Rapor, Inc. ("Rapor"), a Florida corporation and Rapor Acquisition Corp., a Florida corporation, pursuant to which Rapor Acquisition Corp. will merge (the "Merger") with Rapor and Rapor will become a wholly-owned subsidiary of the Company; and

      WHEREAS, the Company has agreed to enter into this Agreement pursuant to the terms of the Merger Agreement.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Definitions; Certain Rules of Construction. As used in this Agreement, the following terms have the meanings indicated below:

      1.1 1933 Act means the Securities Act of 1933, as amended, and all regulations thereunder.

      1.2 1934 Act means the Securities Exchange Act of 1934, as amended, and all regulations thereunder.

      1.3 Board of Directors means the Board of Directors of the Company.

      1.4 Common Stock means the Company's common stock, par value $.001 per share, or any other securities of the Company into which such stock is reclassified or reconstituted.

      1.5 Company is defined in the recitals to this Agreement.

      1.6 Company Indemnitees is defined in Section 2.6(b).

      1.7 Expiration Date means the fifth anniversary of the date of this Agreement.

      1.8 GVI Registration Statement is defined in Section 2.1(a).

      1.9 GVI Shares means the shares of Common Stock issued to the former stockholders of GVI Security, Inc. upon conversion of the shares of the Company's Series E Convertible Preferred Stock that were issued to such holders upon the merger of GVI Security, Inc. with a wholly-owned subsidiary of the Company on February 20, 2004.

      1.10 "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

      1.11 Holder Indemnitee is defined in Section 2.6(a).

      1.12 Indemnitee means each of the Company Indemnitees and the Holder Indemnitees.

      1.13 Person means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

      1.14 register, registered and registration refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act and the automatic effectiveness, or the declaration or ordering of effectiveness, of such Registration Statement or document.

      1.15 Registration Statement means a Registration Statement filed pursuant to the 1933 Act.

      1.16 Registrable Securities means (i) any and all shares of Common Stock issued or issuable to the Stockholders as a result of the Merger, (ii) any and all shares of Common Stock issuable to the Stockholders upon the exercise, exchange or conversion of Warrants owned by the Stockholders as of the date hereof, and (iii) any and all shares of Common Stock or other capital stock issuable upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event with respect to any of the foregoing after the date hereof, provided, however, that any securities deemed Registrable Securities in accordance herewith shall cease to be Registrable Securities (i) upon the sale of such securities pursuant to a Registration Statement, (ii) upon the sale of such securities pursuant to Rule 144 or (iii) on the date on which such securities become eligible for sale under Rule 144(k) promulgated under the 1933 Act.

      1.17 Rule 144 means Rule 144 promulgated under the 1933 Act.

      1.18 SEC means the Securities and Exchange Commission.

      1.19 Stockholder and Stockholders are defined in the recitals to this Agreement.

      1.20 Violation means, with respect to any Registration Statement which includes any Registrable Securities:

            (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;


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

            (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or

            (c) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law in connection with any matter relating to such Registration Statement.

      1.21 Warrants means the warrants to purchase Common Sock issued pursuant to the Merger Agreement.

2.    Registration Rights.

      2.1 (a) Incidental Registration. If, following the Merger, the Company proposes to file with the SEC a Registration Statement or an amendment to a Registration Statement covering the GVI Shares (the "GVI Registration Statement"), the Company shall promptly give each Holder written notice of such registration. Upon the written request of any Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 2.5, use commercially reasonable efforts to cause a Registration Statement covering all of the Registrable Securities that each such Holder has requested to be registered to become effective under the 1933 Act, provided, that (i) if, at any time after giving written notice under this
Section 2.1 of the Company's filing of the GVI Registration Statement or an amendment to such Registration Statement and prior to the effective date of the GVI Registration Statement, the Company determines for any reason not to proceed with such registration of the GVI Shares, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, will be relieved of its obligation to register any Registrable Securities at such time in connection with such registration, and (ii) in case of a determination by the Company to delay registration of the GVI Shares, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities.

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

      (b) Mandatory Registration. In the event the GVI Registration Statement is declared effective and such Registration Statement does not cover the Registrable Securities, then on or prior to the date that is the later of (x) 60 days following the closing of the Merger, and (y) 60 days following the date that the GVI Registration Statement is declared effective under the 1933 Act, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the 1933 Act as promptly as possible after the filing thereof, and shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the 1933 Act until the date which is two
(2) years after the date the Registration Statement was declared effective or such earlier date when all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect (the "Effectiveness Period"); provided, however, that the Company may postpone the filing of the Registration Statement and suspend the effectiveness of any Registration Statement, suspend the use of any Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference) for a period not to exceed an aggregate of 90 days (a "Black Out Period") in the event that (1) an event or circumstance occurs and is continuing as a result of which the GVI Registration Statement, the Registration Statement covering the Registrable Securities, any related Prospectus or any document incorporated therein by reference as then amended or supplemented would, in the good faith judgment of the Board of Directors of the Company, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (2) the disclosure relates to a material business transaction which has not yet been publicly disclosed and the disclosure of which, in the good faith judgment of the Board of Directors of the Company, could reasonably be expected to have a material adverse effect on the business, operations or prospects of the Company; provided, further that the Effectiveness Period shall be extended by the number of days in any Black Out Period occurring during the Effectiveness Period. In the event of the occurrence of any Black Out Period, the Company will promptly notify the Holders of Registrable Securities thereof in writing. The Company shall not effect more than one Black Out Period pursuant to the terms hereof in any consecutive 365 day period.

      2.2 Obligations of the Company. Whenever required under this Section 2 to use commercially reasonable efforts to effect the registration of any Registrable Securities, the Company shall:

            (a) furnish to the Holders such reasonable number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

            (b) use commercially reasonable efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such states and jurisdictions as shall be reasonably requested by the Holders, except that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process or subject itself to taxation in any such state or jurisdiction; and

            (c) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto covered by such Registration Statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.


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

      2.3   Furnish Information.

            (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 in respect of the Registrable Securities of any selling Holder that such selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of such Registrable Securities. The Company shall have no responsibility to any selling Holder, to the extent such selling Holder fails to provide such information in a timely manner, and if the Company, acting reasonably, determines it appropriate, the Company may delay the filing of any such Registration Statement until the Holder provides such information or exclude the Holder's securities from the registration.

            (b) No Holder shall distribute any prospectus or make any offer to sell (or solicit any offer to purchase) or sell any Registrable Securities in a transaction covered by a prospectus from and after the time that the Company notifies the Holder that the prospectus fails to state a material fact, contains a material misstatement or fails to state a fact necessary in order to make the statements included in the prospectus not misleading until the Company has provided a revised, amended or supplemented prospectus that corrects the misstatement or omission and, if so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies of the prospectus covering such Registrable Securities that is current at the time of the receipt of the notice then in the Holder's possession, excluding one file copy which may be retained by the Holder.

            (c) Each Holder shall comply with the prospectus delivery requirements of the 1933 Act in connection with offers to sell, solicitations of offers to purchase, and sales of Registrable Securities in connection with any offer or sale pursuant to a Registration Statement.

      2.4 Expenses of Registration. The Company shall bear all expenses relating to Registrable Securities incurred in connection with each registration, filing or qualification pursuant to Section 2, including all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company; provided, however, that all underwriting discounts and commissions, if any, and transfer taxes relating to Registrable Securities included in any registration effected pursuant to Section 2 will be borne and paid ratably by the Holders of such Registrable Securities.


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

      2.5 Underwriting Requirements. In connection with any offering involving an underwriting of securities being issued by or for the account of the Company, or for the account of stockholders other than the Holders, the Company shall not be required under Section 2.1 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters, and then only in such quantity, if any, as will not, in the good faith opinion of the underwriters, adversely affect the success of the offering by the Company (and/or such other holders, as applicable). If the managing underwriter for the offering shall advise the Company in writing that the total amount of securities, including Registrable Securities, requested to be included in such offering exceeds the amount of securities to be sold that can be successfully offered, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the managing underwriter determines in its sole discretion will not adversely affect the success of the offering. In such event, the Company may reduce from the offering the Registrable Securities held by the Holders, pro rata among the selling Holders in accordance with the number of shares of Registrable Securities held by each such Holder, before reducing the securities which the Company or the stockholders other than the Holders seek to include in the offering.

      2.6 Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Section 2:

            (a) The Company will indemnify and hold harmless each Holder, the officers, directors, partners, agents and employees of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each Person, if any, who controls, or is controlled by, such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively, the "Holder Indemnitees"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation. The Company will reimburse each Holder Indemnitee for any legal or other expenses reasonably incurred by such Holder Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder Indemnitee in any such case for any such loss, claim, damage, liability or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder Indemnitee; or supplied by another Holder or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus which was timely delivered to such Holder, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the 1933 Act.


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

            (b) Each Holder that includes any Registrable Securities in any Registration Statement (i) will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each Person, if any, who controls or is controlled by the Company within the meaning of the 1933 Act or the 1934 Act, each agent and any underwriter for the Company, and any other Holder or other stockholder selling securities in such Registration Statement or any of its directors, officers, partners, agents or employees or any Person who controls such Holder or such other stockholder or such underwriter within the meaning of the 1933 Act or the 1934 Act (collectively, the "Company Indemnitees"), against any losses, claims, damages or liabilities (joint or several) to which any Company Indemnitee may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration and (ii) will reimburse any legal or other expenses reasonably incurred by any Company Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of any Holder hereunder shall be limited to the amount of net proceeds (after deduction of all underwriters' discounts and commissions paid by such Holder in connection with the registration in question) received by such Holder in the offering giving rise to the Violation, and provided, further, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall such Holder be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the 1933 Act.

            (c) Promptly after receipt by any Company Indemnitee or Holder Indemnitee (collectively, the "Indemnitees") under this Section 2.6 of notice of the commencement of any action (including any governmental action), such Indemnitee will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that such Indemnitee (together with all other Indemnitees which may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such Indemnitee by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such Indemnitee and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall relieve such indemnifying party of any liability to the Indemnitee under this Section 2.6, but only to the extent that the failure to notify the indemnifying party is prejudicial to the indemnifying party's ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to such Indemnitee otherwise than under this
      Section 2.6.


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

            (d) The obligations of the Company and the Holders under this
      Section 2.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement whether under this Section 2 or otherwise.

            (e) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to a party that would have been an Indemnitee under this Section 2.6 in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to herein, then each party that would have been an indemnifying party hereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such Indemnitee, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault of the indemnifying party and the Indemnitee shall be determined by reference to, among other things, whether the Violation relates to information supplied by such indemnifying party or such Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 2.6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 2.6(e) shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The liability of any Holder of Registrable Securities in respect of any contribution obligation of such Holder (after deduction of all underwriters' discounts and commissions paid by such Holder in connection with the registration in question) arising under this Section 2.6(e) shall not in any event exceed an amount equal to the net proceeds to such Holder from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration, less the aggregate purchase price of the Holder's Registrable Securities. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement will control with respect to the rights and obligations of each of the parties to the underwriting agreement.


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

      3. Termination. The right of any Holder to request registration or inclusion in any registration pursuant to this Agreement shall terminate on the Expiration Date.

      4. Specific Performance. The parties recognize that their respective rights under this Agreement are unique, and, accordingly, each party shall, in addition to such other remedies as may be available to it at law or in equity, have the right to enforce its rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of either party which may exist apart from this Agreement.

      5. Lock-Up. Each Holder hereby represents, covenants and agrees, that such Holder will not, in any 90-day period during which there is an effective Registration Statement covering the Registrable Securities, sell, assign, or transfer shares of Common Stock in excess of four percent (4%) of the number of shares of Common Stock held by such Holder immediately following the Merger. The sale by a Holder of less than such number of shares in any 90-day period shall not permit such Holder to sell in excess of such amount as a result thereof in a succeeding 90-day period. The Company may impose stop-transfer instructions with respect to shares of Common Stock now or hereafter held by a Holder to enforce a Holder's obligations under this Section 5.

      6. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed (a) if to a Holder to such address as such holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such securities who has so furnished an address to the Company or (b) if to the Company, to GVI Security Solutions, Inc., 1621 West Crosby, Suite 104, Carrollton, Texas 75006, Attn. Nazzareno E. Paciotti, or to such other address has such party may notify to the other parties in writing. A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and
(iii) if sent by registered or certified mail, three (3) business days after dispatch.

      7. Binding Effect; Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.


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

      8. Course of Dealing; Amendments, Waivers and Consents. No course of dealing between the parties shall operate as a waiver of any party's rights under this Agreement. Each party acknowledges that if any party, without being required to do so by this Agreement, gives any notice or information to, or obtains any consent from, the other party, such party shall not by implication have amended, waived or modified any provision of this Agreement, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of any party in exercising any right under this Agreement shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No amendment, waiver or consent with respect to this Agreement shall be binding unless it is in writing and signed by each of the Company and the holders of a majority of the Registrable Securities then outstanding or issuable upon exercise or conversion of then outstanding securities held by such holders.

      9. Miscellaneous. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Delaware.


                            [Signature pages follow]


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


      IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.


                                    GVI SECURITY SOLUTIONS, INC.


                                    By:_________________________________________
                                       Name:
                                       Title:



                                    STOCKHOLDER:

                                    If Individual:

                                    Print Name:_________________________________

                                    Signature:__________________________________


                                    If Corporation, Partnership,
                                    Limited Liability Company or Other Entity:

                                    Print Name of Entity:_______________________

                                    Signature: By:______________________________

                                    Print Name and Title:_______________________

                                    STOCKHOLDER:

                                    If Individual:

                                    Print Name:_________________________________

                                    Signature:__________________________________


                                    If Corporation, Partnership,
                                    Limited Liability Company or Other Entity:

                                    Print Name of Entity:_______________________

                                    Signature: By:______________________________

                                    Print Name and Title:_______________________



                                    STOCKHOLDER:

                                    If Individual:

                                    Print Name:_________________________________

                                    Signature:__________________________________


                                    If Corporation, Partnership,
                                    Limited Liability Company or Other Entity:

                                    Print Name of Entity:_______________________

                                    Signature: By:______________________________

                                    Print Name and Title:_______________________